Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-158920) and on Form S-8 (No. 333-33847) of Commonwealth Edison Company of our report dated February 10, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Commonwealth Edison Company, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois

February 10, 2011